Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K to which this Exhibit 99.1 is attached.

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Operations prior to the Business Combination will be presented in future financial reports as those of Legacy Canoo. The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, HCAC is treated as the “acquired” company for financial reporting purposes. For accounting purposes, Legacy Canoo is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Legacy Canoo (i.e., a capital transaction involving the issuance of stock by HCAC for the stock of Legacy Canoo). Accordingly, the consolidated assets, liabilities and results of operations of Legacy Canoo will become the historical financial statements of the Company, and HCAC’s assets, liabilities and results of operations will be consolidated with Legacy Canoo beginning on the acquisition date. The net assets of HCAC will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Legacy Canoo was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy Canoo’s business comprises the ongoing operations of the combined company immediately following the consummation of the Business Combination;

●	Legacy Canoo’s senior management serves as senior management;

●	Legacy Canoo’s existing shareholders have the greatest voting interest in the combined company (holding approximately 67.9% of the total shares outstanding);

●	Legacy Canoo’s existing directors and individuals designated by, or representing, Legacy Canoo’s existing shareholders constitute at least five of the six members of the Board;

●	Legacy Canoo’s existing shareholders have the ability to control decisions regarding election and removal of directors from the Board; and

●	the Company will continue to operate under the Canoo tradename and the headquarters of the Company are Legacy Canoo’s existing headquarters.

Other factors were considered, including the purpose and intent of the Business Combination, noting that the preponderance of evidence as described above is indicative that Legacy Canoo is the accounting acquirer in the Business Combination.

The historical consolidated financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the Company. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 is based upon Legacy Canoo’s and HCAC’s unaudited historical condensed consolidated balance sheets as of September 30, 2020 and has been prepared to reflect the Business Combination as if it occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the unaudited historical condensed consolidated results of operations of Legacy Canoo and for HCAC for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the audited historical consolidated results of operations of Legacy Canoo and the audited historical results of operations for HCAC for the year ended December 31, 2019. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 gives pro forma effect to the Business Combination as if it occurred on January 1, 2019, the beginning of the fiscal year presented and carried forward to the subsequent interim period. Legacy Canoo and HCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 was derived from Legacy Canoo’s and HCAC’s unaudited historical condensed consolidated statements of operations for the nine months ended September 30, 2020, each of which is included in the Proxy Statement/Prospectus and incorporated herein by reference. Such unaudited interim financial information has been prepared on a basis consistent with the audited financial statements of Legacy Canoo and HCAC, respectively, and should be read in conjunction with the interim unaudited historical financial statements and audited historical financial statements and related notes, each of which is included in the Proxy Statement/Prospectus and incorporated herein by reference. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 was derived from Legacy Canoo’s audited consolidated statement of operations for the year ended December 31, 2019 and HCAC’s audited statement of operations for the year ended December 31, 2019, each of which is included in the Proxy Statement/Prospectus and incorporated herein by reference.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The Company will incur additional costs after the Closing in order to satisfy its obligations as an SEC-reporting public company. In addition, the Company has adopted the Canoo Inc. 2020 Equity Incentive Plan and the Canoo Inc. 2020 Employee Stock Purchase Plan. No adjustment to the unaudited pro forma statement of operations has been made for these items as the amounts are not yet known.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the sections entitled “Canoo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Hennessy Capital’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of Legacy Canoo and HCAC, each of which is included in the Proxy Statement/Prospectus and incorporated herein by reference.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020

(In Thousands)

	Hennessy Capital Acquisition Corp. IV and subsidiaries	Canoo Holdings Ltd.	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$355	$148,836	$306,468	3a	$736,401
			323,250	3b
			(42,508)	3d
Restricted cash		500			500
Prepaid expenses and other current assets	50	4,940	—		4,990
Total current assets	$405	$154,276	$587,210		$741,891
Cash and investments held in Trust Account	306,566	—	(98)	3a	—
			(306,468)	3a
Property and equipment, net	—	26,168	—		26,168
Operating lease right-of-use asset	—	13,074	—		13,074
Other assets	—	4,099	—		4,099
TOTAL ASSETS	$306,971	$197,617	$280,644		$785,232

LIABILITIES AND STOCKHOLDERS’ EQUITY (Deficit)
Current liabilities
Accounts payable	$6	$3,756	$(175)	3d	$3,587
Accrued and other current liabilities	4,834	11,335	(4,800)	3d	8,644
			(2,725)	3d
Deferred compensation	220	—	(220)	3d	—
Total current liabilities	$5,060	$15,091	$(7,920)		$12,231
Deferred underwriters’ fee	10,179	—	(10,179)	3d	—
Operating lease liabilities	—	13,380	—		13,380
Long term debt	—	6,960	—		6,960
Total liabilities	15,239	35,431	(18,099)		32,571
Common stock subject to possible redemption	286,732	—	(286,732)	3a	—
Redeemable convertible preference shares – A Series	—	445,159	(445,159)	3c	—
Redeemable convertible preference shares – A-1 Series	—	95,091	(95,091)	3c	—
	—	540,250	(540,250)		—

See accompanying notes to unaudited pro forma condensed financial information

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (continued)
AS OF SEPTEMBER 30, 2020

(In Thousands)

	Hennessy Capital Acquisition Corp. IV and subsidiaries	Canoo Holdings Ltd.	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
Stockholders’ Equity (Deficit)
Preferred stock	—	—			—
Common stock	1	—	3	3a	25
			3	3b
			—	3b
			—	3b
			18	3c
Ordinary shares	—	—	—		—
Additional paid-in-capital	5,985	160	286,729	3a	1,132,690
			(98)	3a
			323,247	3b
			—	3b
			—	3b
			1,749,982	3c
			(1,750,000)	3c
			540,250	3c
			(986)	3e
			(5,479)	3d
			(17,100)	3d
Retained earnings (accumulated deficit)	(986)	(378,224)	(1,830)	3d	(380,054)
			986	3e
Total stockholders’ equity (deficit)	$5,000	$(378,064)	$1,125,725		$752,661
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (Deficit)	$306,971	$197,617	$280,644		$785,232

See accompanying notes to unaudited pro forma condensed financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(In Thousands Except Share and Per Share Amounts)

	Hennessy Capital Acquisition Corp. IV and subsidiaries	Canoo Holdings Ltd.	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
Revenue	$—	$2,550	$—		$2,550
Operating expenses:
Cost of revenue, excluding depreciation and amortization	—	670	—		670
Sales and marketing	—	2,888	—		2,888
Research and development	—	52,858	—		52,858
General and administrative	3,680	13,009	(2,500)	4d	10,629
			(3,560)	4d
Depreciation and amortization	—	5,179	—		5,179
Total operating expenses	3,680	74,604	(6,060)		72,224
Loss from operations	(3,680)	(72,054)	—		(69,674)
Other income (expense):
Interest expense	1,906	—	(1,906)	4a	—
Interest and financing costs	—	(10,465)	10,465	4b	—
Gain on extinguishment of debt	—	5,045	—		5,045
Other income, net		(47)	—		(47)
Total other income (expense)	1,906	(5,467)	8,559		4,998
Income (loss) before income taxes	(1,774)	(77,521)	14,619		(64,676)
Provision for income taxes	(369)	—	369	4a	—
Net income (loss)	(2,143)	(77,521)	14,988		(64,676)

Redeemable convertible preference share dividends	—	(16,245)	16,245	4c	—
Deemed dividend related to the exchange of redeemable convertible preference shares	—	(90,495)	90,495	4c	—
Net loss attributable to ordinary shareholders	$(2,143)	$(184,261)	$121,728		$(64,676)
Two Class Method for Per Share Information:
Net income (loss) per Class A share – basic and diluted	$0.05				$(0.26)
Weighted average Class A shares outstanding – basic and diluted	29,987,000		(183,561)	5a	244,622,618
			7,503,750	5a
			32,325,000	5a
			175,000,000	5a
			(9,571)	5a
Net income (loss) per Class B share – basic and diluted	$(0.47)				$0.00
Weighted average Class B shares outstanding – basic and diluted	7,503,750		(7,503,750)	5a	—

See accompanying notes to unaudited pro forma condensed financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(In Thousands Except Share and Per Share Amounts)

	Hennessy Capital Acquisition Corp. IV	Canoo Holdings Ltd.	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
Revenue	$—	$—	$—		$—
Costs and expenses:
Sales and marketing	—	8,103	—		8,103
Research and development	—	137,378	—		137,378
General and administrative	3,253	23,450	—		26,703
Depreciation and amortization	—	4,729	—		4,729
Total operating expenses	3,253	173,660	—		176,913
Income (loss) from operations	(3,253)	(173,660)	—		(176,913)
Other income (expense):
Interest and other income	5,523	—	(5,523)	4a	—
Interest expense	—	(9,522)	9,522	4b	—
Other income, net	—	822	—		822
Total other income (expense)	5,523	(8,700)	3,999		822
Income (loss) before income taxes	2,270	(182,360)	3,999		(176,091)
Provision for income taxes	(1,110)	—	1,110	4a	—
Net income (loss)	$1,160	$(182,360)	$5,109		$(176,091)
Redeemable convertible preference share dividends	—	(13,896)	13,896	4c	—
Net loss attributable to ordinary shareholders	$1,160	$(196,256)	$19,005		$(176,091)

Two Class Method for Per Share Information:
Net income (loss) per Class A share – basic and diluted	$0.14				$(0.72)
Weighted average Class A shares outstanding – basic and diluted	30,015,000		(211,561)	5a	244,622,618
			7,503,750	5a
			32,325,000	5a
			175,000,000	5a
			(9,571)	5a
Net income (loss) per Class B share – basic and diluted	$(0.41)				$0.00
Weighted average Class B shares outstanding – basic and diluted	7,503,750		(7,503,750)	5a	—

See accompanying notes to unaudited pro forma condensed financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

On August, 17, 2020, HCAC, First Merger Sub, Second Merger Sub and Legacy Canoo entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which (a) First Merger Sub would be merged with and into the Legacy Canoo (the “First Merger”), with Legacy Canoo surviving the First Merger as a wholly owned subsidiary of HCAC (Legacy Canoo, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) as soon as practicable, but in any event within 10 days following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation would be merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (steps (a) and (b) collectively with the other transactions described in the Merger Agreement, the “Business Combination”).

In connection with the execution of the Merger Agreement, on August 17, 2020, HCAC entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and HCAC agreed to sell to the PIPE Investors, an aggregate of 32,325,000 shares of HCAC Class A Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of $323,250,000, in a private placement (the “PIPE Financing”). One of the PIPE Investors is an entity controlled by Daniel J. Hennessy, HCAC’s former CEO and Chairman of the Board.

Also in connection with the execution of the Merger Agreement, on August 17, 2020, HCAC entered into a Warrant Exchange and Share Cancellation Agreement (the “Sponsor Warrant Exchange and Share Cancellation Agreement”) with Hennessy Capital Partners IV LLC (the “Sponsor”), which provides that concurrent with, and contingent upon, the consummation of the First Merger, (i) the Sponsor would exchange (the “Sponsor Warrant Exchange”) 11,739,394 outstanding Private Placement Warrants for 2,347,879 newly issued shares of HCAC Class B Common Stock (the “New Sponsor Shares”), (ii) the Sponsor would forfeit 2,347,879 shares of HCAC Class B Common Stock to HCAC for no consideration, and (iii) if certain closing conditions are not met then 500,000 shares of HCAC Class B Common Stock held by the Sponsor (which shares automatically converted into shares of HCAC Class A Common Stock at the Effective Time) (the “Vesting Shares”) would become unvested and subject to certain vesting conditions.

The merger closed on December 21, 2020 (the “Closing”), at which point, among other things, the Company’s name was changed from Hennessy Capital Acquisition Corp. IV to Canoo Inc. The aggregate merger consideration paid to equity holders of Legacy Canoo upon Closing of the Business Combination consisted of 175 million newly issued shares of HCAC Class A Common Stock valued at $10.00 per share. In addition, Legacy Canoo equity holders have the right to receive up to an additional 15 million shares of HCAC Class A Common Stock if certain share price thresholds are achieved within five years of the closing date of the Business Combination. At the Closing, all outstanding Legacy Canoo equity, including each outstanding ordinary share of Legacy Canoo, par value of $0.0001 per share (“Legacy Canoo Ordinary Shares”) and including each of the outstanding preference shares of Legacy Canoo, par value $0.0001 per share, designated as A Series Preference Shares and designated as A-1 Series Preference Shares (together, “Legacy Canoo Preference Shares”) that were converted into Legacy Canoo Ordinary Shares immediately prior to the Closing, were cancelled and automatically converted into the right to receive a pro rata portion of (x) the 175 million shares of HCAC Class A Common Stock, that HCAC issued at the Closing and (y) up to 15 million shares of HCAC Class A Common Stock that may be issued if certain share prices of HCAC Class A Common Stock are achieved and other conditions are satisfied.

For additional information regarding the terms of the Business Combination, see the section entitled “The Merger Agreement and Plan of Reorganization” in the Proxy Statement/Prospectus, which is incorporated herein by reference.

2. Basis of Presentation

The following unaudited pro forma condensed combined financial statements give effect to the Business Combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, HCAC is treated as the “acquired” company for financial reporting purposes. For accounting purposes, Legacy Canoo is deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Legacy Canoo (i.e., a capital transaction involving the issuance of stock by HCAC for the stock of Legacy Canoo). Accordingly, the consolidated assets, liabilities and results of operations of Legacy Canoo became the historical financial statements of the Company, and HCAC’s assets, liabilities and results of operations were consolidated with Legacy Canoo beginning on the acquisition date. The net assets of HCAC were recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 was derived from Legacy Canoo’s and HCAC’s unaudited historical condensed consolidated balance sheets as of September 30, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination was completed on September 30, 2020.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 was derived from Legacy Canoo’s and HCAC’s unaudited condensed consolidated statements of operations for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 was derived from Legacy Canoo’s audited consolidated statement of operations for the year ended December 31, 2019 and HCAC’s audited statement of operations for the year ended December 31, 2019 and gives pro forma effect to the Business Combination as if it had occurred on January 1, 2019, the beginning of the fiscal year presented and carried forward to the subsequent interim period.

The historical consolidated financial information has been adjusted in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the post-combination company.

Legacy Canoo and HCAC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

3. Adjustments and Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments to the unaudited combined pro forma balance sheet as of September 30, 2020 consist of the following:

(a)	Reflects the withdrawal of funds from HCAC’s Trust Account as follows: (i) approximately $98,000 in order to fund redemptions of 9,571 shares of HCAC Class A Common Stock, or 0.03% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.28 per share, for an aggregate redemption amount of $98,413.44, by former HCAC stockholders and (ii) transfer of the remaining approximately $306.5 million at September 30, 2020 (approximately $306.4 million at closing) to the Company. Further, this adjustment reflects the reclassification of approximately $286.732 million of common stock subject to redemption to stockholders’ equity.

(b)	Reflects (i) the proceeds from the PIPE Financing consisting of 32,325,000 shares of HCAC Class A Common Stock at a purchase price of $10.00 for total proceeds of approximately $323.25 million and (ii) the Sponsor’s exchange of its 11,739,394 outstanding Private Placement Warrants for 2,347,879 newly issued shares of HCAC Class B Common Stock and forfeiture of an equivalent number of existing shares of HCAC Class B Common Stock held by the Sponsor for no consideration pursuant to the Sponsor Warrant Exchange and Share Cancellation Agreement.

(c)	Reflects (i) the issuance of 175 million shares of HCAC Class A Common Stock valued at $10.00 per share or $1,750 million in the aggregate for the purchase price of the Legacy Canoo Ordinary Shares and (ii) the conversion of the Legacy Canoo A-Series Preference Shares and A-1 Series Preference Shares into Legacy Canoo Ordinary Shares immediately prior to the Closing of the Business Combination and, in turn, converted into shares of HCAC Class A Common Stock at the Closing.

Note: In addition, Legacy Canoo equity holders have the right to receive up to an additional 15 million shares of HCAC Class A Common Stock if certain share price thresholds are achieved within five years of the closing date of the Business Combination. Since the ultimate disposition of the contingency surrounding these “Earnout Shares” is not known, such shares are not reflected in the unaudited pro forma condensed combined balance sheet.

(d)	Reflects the payment of transaction costs incurred in connection with the Business Combination and the PIPE Financing estimated to be approximately $42.5 million, consisting of (i) approximately $22.5 million of HCAC transaction costs (including approximately $10.2 million of deferred underwriting compensation, approximately $4.8 million of expenses and $0.2 million of deferred compensation already recorded and approximately $5.5 million of fees associated with the PIPE Financing) and (ii) approximately $20.0 million of Legacy Canoo transaction costs, approximately $2.7 million and $0.2 million of which have already been recorded to accrued liabilities and accounts payable, respectively.

(e)	This adjustment reflects the elimination of HCAC’s retained earnings and Legacy Canoo’s par value of common and preferred stock upon consummation of the Business Combination.

4. Adjustments and Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments to the unaudited condensed combined pro forma statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 consist of the following:

(a)	Elimination of interest income, and related federal income taxes, on the HCAC Trust Account assets that would not have been earned had the Business Combination been consummated on January 1, 2019.

(b)	Reflects the elimination of historical interest expense associated with the Legacy Canoo convertible notes payable that have been converted to equity in accordance with their terms prior to the execution of the Merger Agreement had the Business Combination been consummated on January 1, 2019.

(c)	Reflects the elimination of cumulative redeemable convertible preference share dividends as such Legacy Canoo Preference Shares were converted into Legacy Canoo Ordinary Shares immediately prior to the Closing of the Business Combination and, in turn, were converted into shares of HCAC Class A Common Stock at the Closing had the Business Combination been consummated on January 1, 2019.

Note: The unaudited condensed combined pro forma statements of operations do not contain any adjustment for the related effect on income tax expense for the nine months ended September 30, 2020 and the year ended December 31, 2019 applied to the reduction in interest expense as the Company does not currently believe that a tax deduction would be realizable.

(d)	Reflects the elimination of approximately $2.5 million and $3.6 million of business combination costs for HCAC and Legacy Canoo, respectively, during the period.

5. Loss per Share

Represents the net loss per share for the nine months ended September 30, 2020 and the year ended December 31, 2019 calculated using the historical weighted average HCAC Class A Common Stock and the issuance of additional HCAC Class A Common Stock in connection with the Business Combination, assuming the shares of HCAC Class A Common Stock were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average of the shares of HCAC Class A Common Stock outstanding for basic and diluted net income (loss) per share of HCAC Class A Common Stock assumes that the shares of HCAC Class A Common Stock issuable in connection with the Business Combination have been outstanding for the entire period presented. The pro forma adjustments to the unaudited pro forma condensed combined statements of operations earnings per share for the nine months ended September 30, 2020 and the year ended December 31, 2019 consist of the following:

(a)	Reflects (i) the conversion of 7,503,750 shares of HCAC Class B Common Stock to shares of HCAC Class A Common Stock in connection with the Business Combination (net of 2,347,879 newly issued shares of HCAC Class B Common Stock in exchange for the cancellation of 11,739,394 Private Placement Warrants and 2,347,879 shares of HCAC Class B Common Stock forfeited by the Sponsor pursuant to the Sponsor Warrant Exchange and Share Cancellation Agreement), (ii) the issuance of 32,325,000 shares of HCAC Class A Common Stock issued in connection with the PIPE Financing and (iii) the issuance of 175,000,000 shares of HCAC Class A Common Stock to Legacy Canoo equity holders upon Closing of the Business Combination pursuant to the Merger Agreement and (iv) the redemption of 9,571 shares of HCAC Class A Common Stock by former HCAC stockholders.

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the historical HCAC weighted-average number of shares outstanding as follows:

	Nine Months ended September 30, 2020	Year ended December 31, 2019
Class A shares –
Weighted-average shares – basic and diluted, as reported	29,987,000	30,015,000
Add: PIPE shares	32,325,000	32,325,000
Warrant exchange shares	2,347,879	2,347,879
Closing merger consideration payable in stock	175,000,000	175,000,000
Convert Class B shares to Class A shares	7,503,750	7,503,750
Less: Sponsor Forfeited Shares	(2,347,879)	(2,347,879)
Adjust weighted average to outstanding shares	(183,561)	(211,561)
Shares redeemed	(9,571)	(9,571)
Weighted-average shares – basic and diluted, pro forma	244,622,618	244,622,618